EXHIBIT 21





                        Subsidiaries of the Registrant(1)


                                            State of               Percentage
                                         Incorporation             Ownership
                                         -------------             ---------

Farmers and Mechanics Bank                United States               100%

FMS Financial Services, Inc.(2)(4)        New Jersey                  100%

Land Financial Services, Inc.(2)          New Jersey                  100%

First Plunge, Inc. (3)(4)                 New Jersey                  100%

Fishpond, Inc. (3)(4)                     New Jersey                  100%

Angell Ayes, Inc. (3)(4)                  New Jersey                  100%

Peter's Passion, Inc. (3)(4)              New Jersey                  100%

Atlantic Adventures, Inc.(3)(4)           New Jersey                  100%


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(1)      The  operations of the  subsidiaries  are included in the  consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)      Subsidiary of Farmers and Mechanics Bank.
(3)      Subsidiary of Land Financial Services, Inc.
(4)      Currently an inactive subsidiary.